EXHIBIT 10.1

EXECUTION VERSION

NINTH AMENDMENT

THIS NINTH AMENDMENT, dated as of September 30, 2021 (this “Amendment”), to the Existing Credit Agreement (as defined below), by and among Orion Engineered Carbons GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Germany (the “Borrower Representative”), the other Loan Parties party hereto, the New Term Lenders (as defined below), Goldman Sachs Bank USA, in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), Goldman Sachs Bank USA as sole book runner and Deutsche Bank Securities Inc., ING Bank, a branch of ING-DiBa AG and UniCredit Bank AG in their capacities as exclusive mandated lead arrangers (in such capacities, the “Amendment Arrangers”).

RECITALS

WHEREAS, pursuant to the Credit Agreement, originally dated as of July 25, 2014, as amended on August 7, 2014, September 29, 2016, May 5, 2017, May 31, 2017, November 2, 2017, May 3, 2018, October 29, 2018 and April 2, 2019 (as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among the Borrowers, the Guarantors from time to time party thereto, the several banks, other financial institutions and institutional investors from time to time party thereto (the “Lenders”) and Administrative Agent, the Lenders have agreed to make certain loans and other extensions of credit to the Borrowers; and

WHEREAS, pursuant to and in accordance with subsection (a)(y) of Section 2.14 of the Existing Credit Agreement, the Borrower Representative has requested that the Existing Credit Agreement be amended so as to, among other things, provide for a new tranche of term loans with maturity on September 24, 2028 thereunder (the “Refinancing Term Loans”), which term loans would refinance the Term Loans outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Amendment (the “Existing Term Loans”), in part through an exchange, and which, except as modified hereby, would have the same terms as the Existing Term Loans under the Existing Credit Agreement;

WHEREAS, each Lender holding Existing Term Loans (collectively, the “Existing Term Lenders”) that executes and delivers a consent to this Amendment in the form of the “Lender Consent” attached hereto as Annex I (a “Lender Consent”) (collectively, the “Exchanging Term Lenders”) will be deemed (i) to have agreed to the terms of this Amendment, (ii) to have agreed to exchange (as further described in the Lender Consent) an aggregate principal amount of its Existing Term Loans with Refinancing Term Loans in the same currency in a principal amount equal to the amount of such Existing Term Loans or such lesser amount notified to such Exchanging Term Lender by the Administrative Agent and (iii) upon the Ninth Amendment Effective Date to have exchanged (as further described in the Lender Consent) such amount of its Existing Term Loans with Refinancing Terms Loans in the same currency in an equal principal amount;

WHEREAS, each Existing Term Lender that makes the appropriate election in its Lender Consent (collectively, the “Increasing Term Lenders”) will be also deemed to have agreed to make, on the Ninth Amendment Effective Date, Refinancing Term Loans in addition to the Refinancing Term Loans that are exchanged for its Existing Term Loans (such additional Refinancing Term Loans, collectively, the “Increased Term Loans”) in the amount notified to such Existing Term Lender by the Administrative Agent (but in no event greater than the amount such Person committed to make as Refinancing Term Loans);

WHEREAS, each Person that executes and delivers a joinder to this Amendment in the form of the “Joinder” attached hereto as Annex II (a “Joinder”) (each, an “Additional Term Lender” and,

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together with each Increasing Term Lender and Exchanging Term Lender, the “New Term Lenders”) will be deemed (i) to have agreed to the terms of this Amendment and (ii) to have committed to make Refinancing Term Loans to the Term Borrowers on the Ninth Amendment Effective Date (the “Additional Term Loans”), in the amount notified to such Additional Term Lender by the Administrative Agent (but in no event greater than the amount such Person committed to make as Additional Term Loans);

WHEREAS, the Net Proceeds of the Refinancing Term Loans (if any) will be applied by the Term Borrowers, together with cash on hand, to prepay in full the outstanding principal amount of all Existing Term Loans other than Exchanged Term Loans (the “Non-Exchanged Term Loans”), to pay accrued and unpaid interest on all the Existing Term Loans to (and excluding) the Ninth Amendment Effective Date, and (if applicable) to pay amounts owing on the Non-Exchanged Term Loans under Section 3.06 of the Existing Credit Agreement; and

WHEREAS, the Lenders party hereto are willing, on the terms and subject to the conditions set forth below, to consent to amend certain terms of the Existing Credit Agreement as hereinafter provided to, among other things, (i) extend the Original Term Maturity Date to September 24, 2028, (ii) to reset the call protection set forth herein with respect to the Loans for an additional six months following the Ninth Amendment Effective Date, (iii) implement an ESG linked margin ratchet for Initial Dollar Term Loans, (iv) include provisions for the discontinuation of the publication of USD LIBOR rates and (v) increase the Capital Lease basket in Section 7.01(l).

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement, as amended hereby (the “Amended Credit Agreement”).

SECTION 2. Amendments. On the terms and subject to the satisfaction (or waiver) of the conditions set forth in Section 7 hereof, the Borrowers and the Lenders party hereto agree that the Existing Credit Agreement shall be amended on the Ninth Amendment Effective Date as follows:

(a) Section 1.01 of the Existing Credit Agreement is amended to amend and restate the definition of “Adjusted Eurocurrency Rate” to read in its entirety as follows:

“Adjusted Eurocurrency Rate” means, with respect to any Eurocurrency Rate Borrowing for any Interest Period, an interest rate per annum equal to (a) with respect to any Eurocurrency Rate Borrowing denominated in Dollars, the greater of (i) the Eurocurrency Rate based on clause (a) of the definition of “Eurocurrency Rate” with respect to Dollars for such Interest Period, multiplied by the Statutory Reserve Rate and (ii) solely with respect to Initial Term Loans, 0.50% per annum, (b) with respect to any Eurocurrency Rate Borrowing denominated in Euros, the greater of (i) the Eurocurrency Rate based on clause (b) of the definition of “Eurocurrency Rate” with respect to Euros for such Interest Period and (ii) solely with respect to Initial Term Loans, 0.00% per annum, (c) with respect to any Eurocurrency Rate Borrowing denominated in any Alternative Currency, the Eurocurrency Rate based on clause (c) of the definition of “Eurocurrency Rate” with respect to such other Alternative Currency for such Interest Period. The Adjusted Eurocurrency Rate for any Eurocurrency Rate Borrowing that includes the Statutory Reserve Rate as a component of the calculation will be adjusted automatically with respect to all such Eurocurrency Rate Borrowings then outstanding as of the effective date of any change in the Statutory Reserve Rate.”

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(b) Section 1.01 of the Existing Credit Agreement is amended to amend and restate sub-sections (a) and (b) of the definition of “Applicable Rate” to read in their entirety as follows:

“(a) with respect to the Initial Dollar Term Loans, (x) 2.25% per annum for Eurocurrency Rate Loans and (y) 1.25% per annum for Base Rate Loans;

(b) with respect to the Initial Euro Term Loans, 2.50% per annum for Eurocurrency Rate Loans,

provided that if the Borrower Representative specifies in an Annual ESG Compliance Certificate that an ESG Trigger has been achieved for any Fiscal Year specified below (as determined at the end of the Fiscal Year to which the Annual ESG Compliance Certificate relates) (each an “ESG Notification”), from the date being three (3) Business Days following an ESG Notification the Applicable Rate in respect of the Initial Dollar Term Loans and the Initial Euro Term Loans shall be automatically varied as follows:

Fiscal Year ending	Initial Dollar Term Loans ESG Ratchet	Initial Euro Term Loans Ratchet
During the Initial ESG Testing Period

(a)  if both ESG Triggers are achieved at the end of such Fiscal Year, the Applicable Rate shall be 0.10% below that specified in paragraph (a) above;

(b) if only one ESG Trigger is achieved at the end of such Fiscal Year, the Applicable Rate shall be equal to that specified in paragraph (a) above; and

(c)  if neither ESG Trigger is achieved at the end of such Fiscal Year, the Applicable Rate shall be 0.10% above that specified in paragraph (a) above.

(a)  if both ESG Triggers are achieved at the end of such Fiscal Year, the Applicable Rate shall be 0.10% below that specified in paragraph (b) above;

(b) if only one ESG Trigger is achieved at the end of such Fiscal Year, the Applicable Rate shall be equal to that specified in paragraph (b) above; and

(c)  if neither ESG Trigger is achieved at the end of such Fiscal Year, the Applicable Rate shall be 0.10% above that specified in paragraph (b) above.

During the Secondary ESG Testing Period

(a)  if both ESG Triggers are achieved at the end of such Fiscal Year, the Applicable Rate shall be equal to that specified in paragraph (a) above;

(b) if only one ESG Trigger is achieved at the end of such Fiscal Year, the Applicable Rate shall be 0.05% above that specified in paragraph (a) above; and

(c)  if neither ESG Trigger is achieved at the end of such Fiscal Year, the Applicable Rate shall be 0.10% above that specified in paragraph (a) above.

(a)  if both ESG Triggers are achieved at the end of such Fiscal Year, the Applicable Rate shall be equal to that specified in paragraph (b) above;

(b) if only one ESG Trigger is achieved at the end of such Fiscal Year, the Applicable Rate shall be 0.05% above that specified in paragraph (b) above; and

(c)  if neither ESG Trigger is achieved at the end of such Fiscal Year, the Applicable Rate shall be 0.10% above that specified in paragraph (b) above.

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provided further that if the Borrower Representative:

(i) fails to deliver an Annual ESG Compliance Certificate on the date required under Section 6.01(d)(B), the Applicable Rate in respect of the Initial Dollar Term Loans and Initial Euro Term Loans shall be the highest percentage rate per annum set out in the table above (as applicable). Once such Annual ESG Compliance Certificate has been delivered, the Applicable Rate in respect of the Initial Dollar Term Loans and Initial Euro Term Loans will be re-calculated on the basis of such Annual ESG Compliance Certificate and the terms of this definition of Applicable Rate shall apply, with any reduction in the Applicable Rate resulting from such recalculation taking effect from the date of delivery of such Annual ESG Compliance Certificate; or

(ii) notifies the Administrative Agent that an ESG Plant has been sold to a third party or ceases to be operated by a member of the Restricted Group (an ESG Plant Sale Notification), from the date of such ESG Plant Sale Notification the Applicable Rate in respect of (A) the Initial Dollar Term Loans shall be equal to that specified in paragraph (a) above and (B) the Initial Euro Term Loans shall be equal to that specified in paragraph (b) above, provided that the Borrower Representative must notify the Administrative Agent promptly after (i) the sale of an ESG Plant to a third party or (ii) the time when a member of the Restricted Group ceases to operate the relevant ESG Plant.”

(c) Section 1.01 of the Existing Credit Agreement is amended to amend and restate the definition of “Arrangers” to read in its entirety as follows:

“Arrangers” means each of (i) Goldman Sachs, UBS Securities LLC, Barclays Bank PLC, Morgan Stanley Senior Funding, Inc., J.P. Morgan Limited, Fifth Third Bank, HSBC Bank plc, Mediobanca S.p.A. and DZ Bank AG, in their respective capacities as exclusive mandated lead arrangers under the Credit Agreement as in effect on the Closing Date, (ii) Goldman Sachs, in its capacity as exclusive mandated lead arranger under the Second Amendment, (iii) Goldman Sachs and UniCredit Bank AG in their capacities as exclusive mandated lead arrangers under the Third Amendment, (iv) UniCredit Bank AG, in its capacity as exclusive mandated lead arranger under the Fourth Amendment, (v) Goldman Sachs Bank USA, Citizens Bank N.A., Mediobanca International (Luxembourg) S.A. and ING Bank, a branch of ING-DiBa AG. in their capacities as exclusive mandated lead arrangers under the Fifth Amendment, (vi) Goldman Sachs Bank USA, ING Bank, a branch of ING-DiBa AG and Mediobanca International (Luxembourg) S.A. in their capacities as exclusive mandated lead arrangers under the Sixth Amendment, (vii) UniCredit Bank AG, in its capacity as exclusive mandated lead arranger under the Eighth Amendment and (viii) Goldman Sachs Bank USA, Deutsche Bank Securities Inc., ING Bank, a branch of ING-

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DiBa AG and UniCredit Bank AG in their capacities as exclusive mandated lead arrangers under the Ninth Amendment.

(d) Section 1.01 of the Existing Credit Agreement is amended to amend and restate the definition of “Maturity Date” to read in its entirety as follows:

“Maturity Date” means: (a) with respect to the Revolving Credit Facility, the earlier of (i) April 25, 2024 (the “Original Revolving Maturity Date”) and (ii) the date of termination in whole of the Revolving Credit Commitments and the Letter of Credit Commitments pursuant to Section 2.06(a) or 8.02; and (b) with respect to the Initial Term Loans, the earliest of (i) September 24, 2028 (the “Original Term Maturity Date”), (ii) the date of termination in whole of the Initial Term Commitments pursuant to Section 2.06(a) prior to any Initial Term Borrowing and (iii) the date that the Initial Term Loans are declared due and payable pursuant to Section 8.02; provided that the reference to Maturity Date with respect to (i) Term Loans and Revolving Credit Commitments that are the subject of a loan modification offer pursuant to Section 10.02, (ii) Term Loans and Revolving Credit Commitments that are incurred pursuant to Sections 2.14 or 2.18 after the Ninth Amendment Effective Date and (iii) Extended Term Loans and Extended Revolving Credit Commitments, shall, in each case, be the final maturity date as specified in the loan modification documentation, incremental documentation, specified refinancing documentation or Extension Offer, as applicable thereto.

(e) Section 1.01 of the Existing Credit Agreement is amended to add the following definitions in alphabetical order:

“Alternative Interest Rate Election Event” has the meaning assigned to such term in Section 3.05(e).

“Annual ESG Compliance Certificate” means an Annual ESG Compliance Certificate substantially in the form of Exhibit K.

“ESG Trigger” means the SO2 Emissions Targets and the NOx Emissions Targets.

“Initial ESG Testing Period” means the period from (and including) January 1, 2022 to (and including) December 31, 2025.

“Ninth Amendment” means the certain ninth amendment to this Agreement dated as of September 30, 2021, by and among the Borrower Representative, the other Loan Parties party thereto, the Amendment Arrangers (as defined therein), the Administrative Agent and the Lenders party thereto.

“Ninth Amendment Effective Date” shall have the meaning given to it in the Ninth Amendment.

“NOx Emissions Target” means the following cumulative nitrogen oxide emissions targets for the United States based plants (being Belpre, Ohio; Orange, Texas; Ivanhoe, Lose Angeles and Borger, Texas (each an ESG Plant)):

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Fiscal Year ending	NOx Emissions Target (in tonnes)
December 31, 2022	1,620
December 31, 2023	1,430
December 31, 2024	1,144
December 31, 2025 and each Fiscal Year thereafter until the Fiscal Year ending December 31, 2028	1,049

“Secondary ESG Testing Period” means the period from (and including) January 1, 2026 to (and including) December 31, 2028.

“SO2 Emissions Target” means the following cumulative sulfur dioxide emissions targets for the ESG Plants:

Fiscal Year ending	SO2 Emissions Target (in tonnes)
December 31, 2022	11,372
December 31, 2023	8,845
December 31, 2024	8,529
December 31, 2025 and each Fiscal Year thereafter until the Fiscal Year ending December 31, 2028	8,213

(f) Section 2.05(a)(iv) of the Existing Credit Agreement is amended and restated to read in its entirety as follows:

“In the event that, on or prior to the date that is six (6) months after the Ninth Amendment Effective Date, any Borrower (x) prepays, repays, refinances, substitutes or replaces any Term Loans in connection with a Repricing Transaction, or (y) effects any amendment, modification or waiver of, or consent under, this Agreement resulting in a Repricing Transaction, such Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (I) in the case of clause (x), a premium of 1.00% of the aggregate principal amount of the Term Loans so prepaid, repaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the Term Loans that are the subject of such Repricing Transaction outstanding immediately prior to such amendment, modification, waiver or consent. If, on or prior to the date that is six (6) months after the Ninth Amendment Effective Date, all or any portion of the Term Loans held by any Lender are prepaid, repaid, refinanced, substituted or replaced as a result of, or in connection with, such Lender not agreeing or otherwise consenting to any waiver, consent, modification or amendment referred to in clause (y) above (or otherwise in connection with a Repricing Transaction), such prepayment, repayment, refinancing, substitution or replacement will be made at 101% of the principal

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amount so prepaid, repaid, refinanced, substituted or replaced. All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.”

(g) Section 2.07(a) of the Existing Credit Agreement is amended and restated to read in its entirety as follows:

“(a) (i) Initial Dollar Term Loans. The Term Borrowers shall repay to the Administrative Agent for the ratable account of the Term Lenders holding Initial Dollar Term Loans the aggregate principal amount of all Initial Dollar Term Loans outstanding in consecutive quarterly scheduled installments (which scheduled installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.05 and 2.06):

Date	Amount of Initial Dollar Term Loans
Each March 31, June 30, September 30 and December 31 ending prior to the Maturity Date for the Initial Term Loans starting with December 31, 2021	$750,000.00
Maturity Date for the Initial Dollar Term Loans	All unpaid aggregate principal amounts of any outstanding Initial Dollar Term Loans owed by each applicable Term Borrower

(ii)       Initial Euro Term Loans. The Term Borrowers shall repay to the Administrative Agent for the ratable account of the Term Lenders holding Initial Euro Term Loans the aggregate principal amount of all Initial Euro Term Loans outstanding on the Maturity Date for the Initial Euro Term Loans.”

(h) Each other reference to Section 2.07(a) in the Existing Credit Agreement shall be deleted and deemed replaced with a reference to Section 2.07(a)(i).

(i) A new Section 3.05(e) is added to the Existing Credit Agreement as follows:

“In respect of the Term Loans only, if at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that the supervisor for the administrator of the Eurocurrency Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurocurrency Rate shall no longer be used for determining interest rates for loans (an “Alternative Interest Rate Election Event”), the Administrative Agent and the Borrowers shall be entitled to establish an alternate rate of interest to the Eurocurrency Rate or from time to time further update any provisions applicable to such alternate rate of interest that, in each case, gives due consideration to the then prevailing market convention for determining a rate of interest for leveraged syndicated loans in the United States at such time (including the adoption of any rate of interest and related adjustments recommended by the Alternative Reference Rates Committee from time to time), and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable, which amendment shall be (i) reasonably

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acceptable to the Borrowers and the Administrative Agent and (ii) made in a manner that is intended to comply with the terms of the Proposed United States Treasury Regulations under Section 1.1001-6 (or any successor United States Treasury Regulations or other official Internal Revenue Service guidance promulgated that supersedes such Proposed United States Treasury Regulations). Notwithstanding anything to the contrary in Section 10.02, such amendment shall become effective so long as the Administrative Agent does not receive objections from the Required Lenders (excluding Required Lenders under paragraph (c) of such definition) within five (5) Business Days of posting of the proposed amendment. To the extent an alternate rate of interest is adopted as contemplated hereby, the approved rate shall be applied in a manner consistent with prevailing market convention; provided that, to the extent such prevailing market convention is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and the Borrowers and subject to the Administrative Agent not receiving objections from the Required Lenders (excluding Required Lenders under paragraph (c) of such definition) within five (5) Business Days of posting of the proposed amendment. From such time as an Alternative Interest Rate Election Event has occurred and continuing until an alternate rate of interest has been determined in accordance with the terms and conditions of this Section 3.05(e), (x) any Committed Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Loan shall be ineffective, and (y) if any Committed Loan Notice requests a LIBOR Loan, such Borrowing shall be made as a Base Rate Loan; provided that clauses (x) and (y) of this sentence shall apply during such period only if the Eurocurrency Rate for such Interest Period is not available or published at such time on a current basis. Notwithstanding anything contained herein to the contrary, in no event shall such alternate rate of interest as determined in this Section 3.05(e) be less than 0.00% per annum.

(j) Section 6.01(d) is amended and restated to read in its entirety as follows:

“(d) Compliance Certificates.

(A) Together with each delivery of consolidated financial statements of the Parent pursuant to Sections 6.01(b) and 6.01(c), (i) a duly executed and completed Compliance Certificate (A) certifying that no Default or Event of Default has occurred and is continuing (or if a Default or Event of Default has occurred and is continuing, describing in reasonable detail such Default or Event of Default and the steps being taken to cure, remedy or waive the same), (B) in the case of financial statements delivered pursuant to Section 6.01(c), setting forth reasonably detailed calculations of Excess Cash Flow for each Fiscal Year beginning with the financial statements for the Fiscal Year ended December 31, 2015, (C) in the case of financial statements delivered pursuant to Sections 6.01(b) and 6.01(c), setting forth reasonably detailed calculations of Consolidated Total Assets and the Available Amount as of the last day of the Fiscal Quarter or Fiscal Year, as the case may be, covered by such financial statements or stating that there has been no change to such amounts since the date of delivery of the last Compliance Certificate, (D) in the case of financial statements delivered pursuant to Section 6.01(b) and 6.01(c), setting forth reasonably detailed calculations as to Material Subsidiaries and certifying the calculation of the Guarantor Coverage Test and (E) to the extent such financial covenant is then in effect with respect to such Test Period, certifying compliance with Section 7.16 and setting forth reasonably detailed calculations of the First Lien Leverage Ratio as of the last day of such Test Period, (ii) a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from the consolidated statement of operations and the consolidated balance sheet, (iii) a list identifying each subsidiary of each Borrower as a Subsidiary

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or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or confirming that there is no change in such information since the later of the Closing Date and the date of the last such list.

(B) Within 120 days after the end of each Fiscal Year beginning with the Fiscal Year ending December 31, 2022, a duly executed and completed Annual ESG Compliance Certificate, provided that together with each delivery of an Annual ESG Compliance Certificate the Borrower Representative shall provide to the Administrative Agent (for information purposes only) copies of all reports from third parties which have been commissioned by the Borrower Representative or other member of the Group in connection with the ESG Triggers for the Fiscal Year to which such Annual ESG Compliance Certificate relates.”

(k) Section 7.01(l) is amended and restated to read in its entirety as follows:

“Indebtedness with respect to Capital Leases and purchase money Indebtedness incurred prior to or within 270 days of the acquisition or lease or completion of construction, repair or replacement of, or improvement to or installation of assets in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $150,000,000 and (ii) 10% of Consolidated Total Assets of the Borrowers, as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01(b) or (c), as applicable;”

(l) The first paragraph of Section 10.02(b) of the Existing Credit Agreement is amended and restated to read in its entirety as follows:

“Subject to clauses (A), (B) and (C) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower Representative and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or (ii) in the case of any other Loan Document (other than any such waiver, amendment or modification to effectuate any modification thereto expressly contemplated by the terms of such other Loan Documents), pursuant to an agreement or agreements in writing entered into by the Administrative Agent or the Collateral Agent, as applicable, and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that, notwithstanding the foregoing:”

(m) A new Section 10.02(b)(C) is added to the Existing Credit Agreement as follows:

“(C) solely with the consent of the Administrative Agent and the Borrowers (but without the necessity of obtaining the consent of any Lender), any such agreement may effectuate the changes resulting from an Alternate Interest Rate Election Event as outlined in Section 3.05(e)”

(n) A new Exhibit K is added to the Existing Credit Agreement as follows:

“Exhibit K

Form of Annual ESG Compliance Certificate

To: [●] as Agent

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From: [Borrower Representative]

Dated: [●]

Dear Sirs

Orion Engineered Carbons GmbH – $[●] (equivalent) Credit Agreement dated [●] (as amended) (the Credit Agreement)

1.	We refer to the Credit Agreement. This is an Annual ESG Compliance Certificate. Terms defined in the Credit Agreement have the same meaning when used in this Annual ESG Compliance Certificate unless given a different meaning in this Annual ESG Compliance Certificate.
2.	We confirm that at the end of the Fiscal Year to which this Annual ESG Compliance Certificate relates: the (i) the NOx Emissions Target for such Fiscal year [was]/[was not] met and/or the (ii) SO2 Emissions Target for such Fiscal Year [was]/[was not] met, therefore the Applicable Rate with respect to Initial Dollar Term Loans should be (x) [●]% per annum for Eurocurrency Rate Loans and (y) [●]% for Base Rate Loans.

___________________________

For and on behalf of
[Borrower Representative]”

SECTION 3. References to Initial Term Loans. On and after the Ninth Amendment Effective Date, unless the context shall otherwise require, each reference in the Existing Credit Agreement or any other Loan Document to (a) “Initial Euro Term Loans” shall be deemed a reference to the Refinancing Term Loans denominated in Euro contemplated hereby and the terms “Initial Euro Term Borrowing” and “Initial Euro Term Commitment” shall be deemed to have corresponding meanings, (b) “Initial Dollar Term Loans” shall be deemed a reference to the Refinancing Term Loans denominated in Dollars contemplated hereby and the terms “Initial Dollar Term Borrowing” and “Initial Dollar Term Commitment” shall be deemed to have corresponding meanings, and (c) “Lenders” shall be deemed to include the New Term Lenders. As of the Ninth Amendment Effective Date, after giving effect to this Amendment (after giving effect to any principal amortization payments made on or prior to the Ninth Amendment Effective Date), the aggregate outstanding principal amount of the Initial Euro Term Loans is €300,000,000 and the aggregate outstanding principal amount of the Initial Dollar Term Loans is $300,000,000.

SECTION 4. Exchange of Existing Term Loans. On the terms and subject to the satisfaction (or waiver) of the conditions set forth in Section 7 hereof, each Exchanging Term Lender agrees that an aggregate principal amount of its Existing Term Loans (the “Exchanged Term Loans”) equal to the amount of such Exchanging Term Lender’s Existing Term Loans (or such lesser amount notified to such Exchanging Term Lender by the Administrative Agent) will be exchanged with Refinancing Term Loans in the same currency, as further described in such Exchanging Term Lender’s Lender Consent, as of the Ninth Amendment Effective Date. Each Exchanging Lender hereby confirms that no amounts shall be payable under Section 3.06 of the Existing Credit Agreement as a result of the exchange of its Existing Term Loans for the Exchanged Term Loans taking place on a day other than the last day of the applicable Interest Period for its Existing Term Loans.

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SECTION 5. Prepayment of Existing Term Loans. On the Ninth Amendment Effective Date, the Term Borrowers shall apply the Net Proceeds of the Refinancing Term Loans (if any), together with cash on hand, to prepay in full the outstanding principal amount of all Non-Exchanged Term Loans, to pay accrued and unpaid interest payable on all Existing Term Loans to (and excluding) the Ninth Amendment Effective Date and (if applicable) to pay amounts owing on the Non-Exchanged Term Loans under Section 3.06 of the Existing Credit Agreement, in each case as of the Ninth Amendment Effective Date. The exchange of Exchanged Term Loans with Refinancing Term Loans contemplated hereby collectively constitute a voluntary prepayment of the Existing Term Loans by the Borrower pursuant to Section 2.05(a) of the Existing Credit Agreement and the New Term Lenders hereby agree that this Amendment shall be deemed to satisfy all requirements under Section 2.05(a) for such voluntary prepayment. The refinancing undertakings of the Exchanging Term Lenders are several and no such New Term Lender will be responsible for any other New Term Lender’s failure to make or acquire by refinancing Refinancing Term Loans. Each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation but, rather, an amendment of the terms of a pre-existing Indebtedness and related agreement, as evidenced by the Amended Credit Agreement.

SECTION 6. Interest, Rollover and Break Costs. Each party hereto agrees that:

(a) the Refinancing Term Loans shall be deemed to have an initial Interest Period (the “Initial Interest Period”) that begins on the Ninth Amendment Effective Date and ends on the last day of the interest period for the Existing Term Loans in the same currency in effect under the Existing Credit Agreement immediately prior to the Ninth Amendment Effective Date (the “Existing Interest Period”), such last day being September 30, 2021 and after the Initial Interest Period each Interest Period for the Refinancing Term Loans shall be determined in accordance with the terms of the Amended Credit Agreement;

(b) for the Initial Interest Period the Refinancing Term Loans shall be deemed to accrue interest from (and including) the Ninth Amendment Effective Date in accordance with paragraph (c) below and after the Initial Interest Period the Refinancing Term Loans shall accrue interest in accordance with the terms of the Amended Credit Agreement;

(c) for the Initial Interest Period the Eurocurrency Rate and Base Rate in respect of the Refinancing Term Loans shall be deemed to be equal to the Eurocurrency Rate and Base Rate in respect of the Existing Term Loans in the same currency for the Existing Interest Period (as in effect immediately prior to the Ninth Amendment Effective Date), provided that decreases (if any) to the Applicable Rate and interest rate floors within the definitions of Eurocurrency Rate and/or Base Rate in this Amendment or the Amended Credit Agreement shall be given effect for the Initial Interest Period in respect of the Refinancing Term Loans from and including the Ninth Amendment Effective Date;

(d) any accrued and unpaid interest to (and excluding) the Ninth Amendment Effective Date on any Existing Term Loans shall be paid in cash by the relevant Borrowers to the Administrative Agent, for the account of the relevant Lenders on the Ninth Amendment Effective Date;

(e) amounts due and payable under Section 3.06 of the Existing Credit Agreement in respect of Non-Exchanged Term Loans shall be paid in cash by the relevant Borrowers to the Administrative Agent, for the account of the relevant Lenders on the Ninth Amendment Effective Date; and

(f) each Exchanging Term Lender hereby confirms that no amounts shall be payable under Section 3.06 of the Existing Credit Agreement as a result of the exchange of its Existing Term Loans

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for the Exchanged Term Loans taking place on a day other than the last day of the applicable Interest Period for its Existing Term Loans.

SECTION 7. Conditions to Effectiveness of Amendment. The effectiveness of the amendments set forth in Section 2 hereof shall occur on the date of the satisfaction of the following conditions precedent (such date, the “Ninth Amendment Effective Date”):

(a) the Borrower Representative, each other Loan Party (other than Loan Parties incorporated in Korea) and the New Term Lenders (which, for the avoidance of doubt, shall be the Required Lenders (which for the purpose of this Amendment shall exclude Required Lenders under paragraph (c) of such definition in the Existing Credit Agreement) have executed and delivered counterparts (or, as applicable, a Lender Consent or a Joinder) to this Amendment to the Administrative Agent;

(b) each of the representations and warranties contained in Section 9 of this Amendment shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Ninth Amendment Effective Date;

(c) at the time of and immediately after giving effect to this Amendment and the transactions occurring on the Ninth Amendment Effective Date, no Default or Event of Default exists;

(d) the Administrative Agent shall have received a certificate dated the Ninth Amendment Effective Date and signed by a Responsible Officer of the Borrower Representative, confirming compliance with the conditions set forth in Sections 7(b) and 7(c) hereof;

(e) the Administrative Agent shall have received a solvency certificate dated as of the Ninth Amendment Effective Date in substantially the form of Exhibit H of the Amended Credit Agreement from a Financial Officer of the Parent certifying as to the matters set forth therein;

(f) the Administrative Agent shall have received, on behalf of itself and the Lenders on the Ninth Amendment Effective Date, a customary written opinion of Kirkland & Ellis LLP, special counsel for the Parent, the Borrowers and each other Loan Party (A) dated the Ninth Amendment Effective Date, (B) addressed to the Administrative Agent, the Amendment Arrangers and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and the Amendment Arrangers covering such matters relating to this Amendment;

(g) each Amendment Arranger shall have received all fees and expenses agreed to by the Borrowers or the Borrower Representative that are due and payable to each such Amendment Arranger on or before the Ninth Amendment Effective Date in each case to the extent notified to the Borrower Representative at least three (3) Business Days prior to the Ninth Amendment Effective Date; and

(h) the Term Borrowers shall have applied, concurrently with the exchange of the Exchanged Term Loans with Refinancing Term Loans, the Net Proceeds of the Refinancing Term Loans (if any), together with cash on hand, to prepay in full the outstanding principal amount of all Non-Exchanged Term Loans, to pay accrued and unpaid interest payable on all Existing Term Loans to (and excluding) the Ninth Amendment Effective Date, and (if applicable) to pay amounts owing on the Non-Exchanged Term Loans under Section 3.06 of the Existing Credit Agreement, in each case as of the Ninth Amendment Effective Date.

SECTION 8. Post-Closing Covenant. Within one hundred and twenty (120) days of the Ninth Amendment Effective Date (or such later date as agreed by the Administrative Agent in its sole

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discretion), the Loan Parties shall deliver to the Administrative Agent the Collateral Documents, legal opinions and related corporate documentation set forth on Schedule A hereto, in each case executed and delivered by the applicable Loan Party and (where applicable) the Collateral Agent.

SECTION 9. Representations and Warranties. Each Loan Party party hereto hereby represents and warrants, on and as of the date hereof and the Ninth Amendment Effective Date, that:

(a) Each of the representations and warranties made by such Loan Party set forth in Article V of the Existing Credit Agreement or in any other Loan Document are true and correct in all material respects (and in all respects if such representation or warranty is already qualified by materiality) on and as of the Ninth Amendment Effective Date with the same effect as though made on and as of such date, except (i) to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects (and in all respects if such representation or warranty is already qualified by materiality) as of such earlier date and (ii) any reference to the Historical Financial Statements shall be deemed to refer to the most recent financial statements, if any, furnished pursuant to Section 6.01(c) of the Amended Credit Agreement, prior to the Ninth Amendment Effective Date.

(b) The execution and delivery of this Amendment and the performance of this Amendment and the Amended Credit Agreement are within each applicable Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. This Amendment has been duly executed and delivered by each Loan Party party hereto and, each of this Amendment and the Amended Credit Agreement is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and fair dealing.

(c) The execution and delivery of this Amendment by each Loan Party party hereto and the performance by such Loan Party of this Amendment and the Amended Credit Agreement (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) for filings necessary to perfect Liens created pursuant to the Loan Documents and (iii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of such Loan Party’s Organizational Documents or (ii) any Requirements of Law applicable to such Loan Party which, in the case of this clause (b)(ii), could reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under any Contractual Obligation of any of the Loan Parties which in the case of this clause (c) could reasonably be expected to result in a Material Adverse Effect.

SECTION 10. Effects on Loan Documents. Except as specifically amended herein, the Existing Credit Agreement and all other Loan Documents shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Except as otherwise expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Secured Party or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents. The Borrower Representative and the other parties hereto acknowledge and agree that, on and after the Ninth Amendment Effective Date, this Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents. On and after the effectiveness of this Amendment, each reference in any Loan Document to “the Credit Agreement” shall mean and be a reference to the Amended Credit Agreement and

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each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended Credit Agreement.

SECTION 11. Non-Reliance on Agents. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment. Each Lender also acknowledges that it will, independently and without reliance upon either the Agents or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Amendment, the Amended Credit Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or its Related Parties.

SECTION 12. Acknowledgment; Other Agreements. Subject to any limitations on its obligations expressly stated in the Loan Documents to which it is a party, each Borrower and each other Loan Party party hereto (i) acknowledges and agrees that all of its obligations under the Loan Guaranty set out in Article XII of the Amended Credit Agreement and the other Collateral Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis and in particular shall cover and secure any increase in, or extension of, the obligations owed under the Amended Credit Agreement from time to time, (ii) reaffirms each Lien granted by such Loan Party to (x) the Collateral Agent for the benefit of the Secured Parties or (y) the Secured Parties in their capacities as such (or any of them) and reaffirms the Loan Guaranty made pursuant to the Amended Credit Agreement and (iii) acknowledges and agrees that the grants of security interests by and the Loan Guaranty of the Loan Parties contained in the Amended Credit Agreement and the other Collateral Documents are, and shall remain, in full force and effect after giving effect to this Amendment. Nothing contained in this Amendment shall be construed as substitution or novation of the obligations outstanding under the Existing Credit Agreement or the other Loan Documents, which shall remain in full force and effect, except to any extent modified hereby. Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document to consent to the amendment to the Existing Credit Agreement effected pursuant to this Amendment, (ii) nothing in the Existing Credit Agreement, the Amended Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Amended Credit Agreement and (iii) the acknowledgements and reaffirmations set forth in this Section 12 shall become valid and binding obligations of such Guarantor a moment in time prior to the amendments set forth in Section 2 hereof.

SECTION 13. Intra-Group Reorganization

(a) The Borrower Representative hereby provides notice to the Administrative Agent that the Group intends to enter into certain intra-Group Collateral sales (as described below) (the “Intra-Group Reorganization”) which are scheduled for completion by the end of Fiscal Year ending December 31, 2021.

(b) The Lenders who are party to this Amendment, being the Required Lenders, hereby consent to the Intra-Group Reorganization and irrevocably instruct, appoint, authorize and direct the Administrative Agent and the Collateral Agent (in respect of the Collateral Documents governed by Italian

- 14 -	Orion - Ninth Amendment to the Credit Agreement

law, also as their mandatario con rappresentanza for the purposes of Italian law) to enter into any amendment, release, retake or other document with respect to Collateral provided under the Credit Agreement and all other documents that may be requested by the Borrower Representative in connection with the Intra-Group Reorganization.

Entity to be sold	Current Shareholder	New Shareholder
Orion Engineered Carbons Holdco S.r.l.	Orion Engineered Carbons International GmbH	Orion Engineered Carbons GmbH
Norcarb Engineered Carbons Holdco AB	Orion Engineered Carbons International GmbH	Orion Engineered Carbons GmbH
Orion Engineered Carbons France SAS	Orion Engineered Carbons International GmbH	Orion Engineered Carbons GmbH

SECTION 14. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES TO BE BOUND BY THE TERMS OF SECTION 10.11 OF THE AMENDED CREDIT AGREEMENT AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN.

SECTION 15. Amendment Arrangers. The Borrowers and each other Loan Party party hereto and the Lenders agree that (i) the Amendment Arrangers shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Arrangers under the Amended Credit Agreement and (b) the Amendment Arrangers shall have no duties, responsibilities or liabilities with respect to this Amendment, the Amended Credit Agreement or any other Loan Document.

SECTION 16. Miscellaneous.

(a) This Amendment and the Amended Credit Agreement is binding and enforceable as of the date hereof against each party hereto and thereto and its successors and permitted assigns.

(b) Section 2 of this Amendment shall be effective upon due execution by the Lenders and the Borrower Representative. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and

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National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar applicable state laws based on the Uniform Electronic Transactions Act.

(c) To the extent permitted by law, any provision of this Amendment or the Amended Credit Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(d) To the extent required to take a position for U.S. federal income tax purposes, the parties shall treat this Amendment as resulting in a deemed exchange of the Exchanged Term Loans for purposes of Section 1001 of the Code and no party shall adopt a contrary position, except as otherwise required by changes in applicable Requirements of Law or pursuant to the good faith resolution of a Tax contest.

(e) Each of the parties hereto hereby agrees that Sections 10.10(b), 10.10(c), 10.10(d) and 10.11 of the Amended Credit Agreement are incorporated by reference herein, mutatis mutandis, and shall have the same force and effect with respect to this Amendment as if originally set forth herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

ORION ENGINEERED CARBONS GMBH as Borrower Representative, Borrower and Guarantor
By:	/s/ Dr. Christian Eggert
Name: Dr. Christian Eggert
Title: Managing Director (Geschäftsführer)

By:	/s/ Michael Reers
Name: Michael Reers
Title: Managing Director (Geschäftsführer)

[Orion - Signature Page to the Ninth Amendment]

ORION ENGINEERED CARBONS S.A. Société Anonyme R.C.S. number: B 160.558 Registered office: 6, route de Trèves; L-2633 Senningerberg, Luxembourg as the Parent and Guarantor

By:	/s/ Corning Painter
Name: Corning Painter
Title: Managing Director

By:	/s/ Lorin Crenshaw
Name: Lorin Crenshaw
Title: Managing Director
[Orion - Signature Page to the Ninth Amendment]

ORION ENGINEERED CARBONS USA HOLDCO LLC, as Guarantor By: ORION ENGINEERED CARBONS INTERNATIONAL GMBH, its sole member

By:	/s/ Dr. Christian Eggert
Name: Dr. Christian Eggert
Title: Managing Director (Geschäftsführer)

By:	/s/ Michael Reers
Name: Michael Reers
Title: Managing Director (Geschäftsführer)
[Orion - Signature Page to the Ninth Amendment]

ORION ENGINEERED CARBONS LLC, as Guarantor

By:	/s/ Corning Painter
Name: Corning Painter
Title: President
[Orion - Signature Page to the Ninth Amendment]

OEC FINANCE US LLC, as U.S. Borrower By: ORION ENGINEERED CARBONS BONDCO GMBH, its sole member

By:	/s/ Dr. Christian Eggert
Name: Dr. Christian Eggert
Title: Managing Director (Geschäftsführer)

By:	/s/ Michael Reers
Name: Michael Reers
Title: Managing Director (Geschäftsführer)
[Orion - Signature Page to the Ninth Amendment]

ORION ENGINEERED CARBONS HOLDINGS GMBH, as Guarantor

By:	/s/ Dr. Christian Eggert
Name: Dr. Christian Eggert
Title: Managing Director (Geschäftsführer)

By:	/s/ Michael Reers
Name: Michael Reers
Title: Managing Director (Geschäftsführer)

[Orion - Signature Page to the Ninth Amendment]

ORION ENGINEERED CARBONS BONDCO GMBH, as Guarantor

By:	/s/ Dr. Christian Eggert
Name: Dr. Christian Eggert
Title: Managing Director (Geschäftsführer)

By:	/s/ Michael Reers
Name: Michael Reers
Title: Managing Director (Geschäftsführer)

[Orion - Signature Page to the Ninth Amendment]

ORION ENGINEERED CARBONS INTERNATIONAL GMBH, as Borrower and Guarantor

By:	/s/ Dr. Christian Eggert
Name: Dr. Christian Eggert
Title: Managing Director (Geschäftsführer)

By:	/s/ Michael Reers
Name: Michael Reers
Title: Managing Director (Geschäftsführer)
[Orion - Signature Page to the Ninth Amendment]

ORION ENGINEERED CARBONS IP GMBH & Co. KG, as Guarantor represented by its general partner (Komplementär) Orion Engineered Carbons IP Verwaltungs GmbH

By:	/s/ Dr. Christian Eggert
Name: Dr. Christian Eggert
Title: Managing Director (Geschäftsführer)

By:	/s/ David Deters
Name: David Deters
Title: Managing Director (Geschäftsführer)
[Orion - Signature Page to the Ninth Amendment]

ORION ENGINEERED CARBONS SP Z O.O., as Guarantor

By:	/s/ Mateusz Gronau
Name: Mateusz Gronau
Title: Proxy
[Orion - Signature Page to the Ninth Amendment]

NORCARB ENGINEERED CARBONS HOLDCO AB, as Guarantor

By:	/s/ Christoph Dittmann
Name: Christoph Dittmann
Title:Authorised Signatory
[Orion - Signature Page to the Ninth Amendment]

NORCARB ENGINEERED CARBONS AB, as Guarantor

By:	/s/ Christoph Dittmann
Name: Christoph Dittmann
Title: Authorised Signatory

[Orion - Signature Page to the Ninth Amendment]

ORION ENGINEERED CARBONS S.R.L., as Guarantor

By:	/s/ Luis Fernando Molinari
Name: Luis Fernando Molinari
Title: Chairman
[Orion - Signature Page to the Ninth Amendment]

ORION ENGINEERED CARBONS HOLDCO S.R.L., as Guarantor

By:	/s/ Luis Fernando Molinari
Name: Luis Fernando Molinari
Title: Sole Director

[Orion - Signature Page to the Ninth Amendment]

GOLDMAN SACHS BANK USA as Administrative Agent

By:	/s/ Colette Pithie
Name: Colette Pithie
Title: Authorised Signatory

[Orion - Signature Page to the Ninth Amendment]

ANNEX I

LENDER CONSENT TO NINTH AMENDMENT

  LENDER CONSENT (this “Lender Consent”) to the Ninth Amendment to Credit Agreement dated as of September 30, 2021 (the “Ninth Amendment”), by and among the Borrower Representative (as defined below), the other Loan Parties referred to therein, the New Term Lenders referred to therein (whether pursuant to the execution and delivery of a Lender Consent, a Joinder or counterparts to the Ninth Amendment, as applicable) and the Administrative Agent (as defined below), to the Credit Agreement, originally dated as of July 25, 2014, as amended on August 7, 2014, September 29, 2016, May 5, 2017, May 31, 2017, November 2, 2017, May 3, 2018, October 29, 2018 and April 2, 2019 (as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) by and among Orion Engineered Carbons GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Germany (the “Borrower Representative”), the other Loan Parties named therein, each Lender party thereto and Goldman Sachs Bank USA, in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”). All capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Credit Agreement or the Ninth Amendment, as applicable.

Term Lenders

[Check one or more of the two boxes below]

	The undersigned Lender hereby irrevocably and unconditionally approves of and consents to the Ninth Amendment and consents to the exchange (on a cashless basis) of 100% of the outstanding principal amount of the Term Loans held by such Lender (or such lesser amount allocated to such Lender by the Administrative Agent) with a Refinancing Term Loan in the same currency in an equal principal amount.



The undersigned Lender hereby requests to purchase Increased Term Loans denominated in Dollars and/or Euro (as applicable) up to an aggregate principal amount no greater than the amount specified on its signature page hereto, or such lesser amount as notified to such Lender by the Administrative Agent. Such Lender agrees that its signature hereto shall constitute its signature as Assignee to the Assignment and Assumption Agreement attached to the Credit Agreement reflecting such purchase and that it shall be bound by such Assignment and Assumption in all respects.

[Remainder of page intentionally left blank.]

[NAME OF NEW TERM LENDER]

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

Maximum Amount of Increased Term Loans denominated in Dollars: $ _____________________

Maximum Amount of Increased Term Loans denominated in Euro: € _____________________

ANNEX II

JOINDER

JOINDER, dated as of September ___, 2021 (this “Joinder”), by and among the undersigned person (the “New Term Lender”), Orion Engineered Carbons GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Germany (the “Borrower Representative”) and Goldman Sachs Bank USA, in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Ninth Amendment to Credit Agreement dated as of September 30, 2021 (the “Ninth Amendment”), by and among the Borrower Representative, the other Loan Parties referred to therein, the New Term Lenders referred to therein (whether pursuant to the execution and delivery of a Lender Consent, a Joinder or counterparts to the Ninth Amendment, as applicable) and the Administrative Agent, to the Credit Agreement, originally dated as of July 25, 2014, as amended on August 7, 2014, September 29, 2016, May 5, 2017, May 31, 2017, November 2, 2017, May 3, 2018, October 29, 2018 and April 2, 2019 (as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) by and among the Borrower Representative, the other Loan Parties named therein, each Lender party thereto and the Administrative Agent. All capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Credit Agreement or the Ninth Amendment, as applicable.

WHEREAS, pursuant to the terms of the Ninth Amendment, the Borrower Representative has established Refinancing Term Loans with Exchanging Term Lenders, Increasing Term Lenders and/or Additional Term Lenders; and

WHEREAS, subject to the terms and conditions of the Credit Agreement and the Ninth Amendment, Additional Term Lenders may become Lenders pursuant to one or more Joinders.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

The New Term Lender hereby agrees to make Refinancing Term Loans denominated in Dollars and/or Euro (as applicable) in the amount notified to such Additional Term Lender by the Administrative Agent, but not to exceed the amount set forth on its signature page hereto, pursuant to and in accordance with the Credit Agreement and the Ninth Amendment. The Refinancing Term Loans provided pursuant to this Joinder shall be subject to all of the terms in the Credit Agreement and the Ninth Amendment and to the conditions set forth in the Credit Agreement and the Ninth Amendment, and shall be entitled to all the benefits afforded by the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Term Security Documents. The New Term Lender, the Borrower Representative and the Administrative Agent acknowledge and agree that the Refinancing Term Loans provided pursuant to this Joinder shall constitute Term Loans for all purposes of the Credit Agreement and the other applicable Loan Documents.

By executing and delivering this Joinder, the New Term Lender shall be deemed to confirm to and agree with the other parties hereto as follows: (i) such New Term Lender is legally authorized to enter into this Joinder and the Credit Agreement; (ii) such New Term Lender confirms that it has received a copy of this Joinder, the Ninth Amendment and the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder, the Ninth Amendment and the Credit Agreement; (iii) such New Term Lender will independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Joinder, the Ninth Amendment and the Credit Agreement; (iv) such New Term Lender appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Joinder, the Ninth Amendment and the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, respectively, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (v) such New Term Lender agrees that it will perform in accordance with their terms all the obligations which by the terms of this Joinder, the Ninth Amendment and the Credit Agreement are required to be performed by it as an Additional Term Lender.

Upon (i) the execution of a counterpart of this Joinder by the New Term Lender, the Administrative Agent and the Borrower Representative and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, the New Term Lender shall become a Lender under the Credit Agreement, effective as of the Ninth Amendment Effective Date.

Delivered herewith by the New Term Lender to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as the New Term Lender may be required to deliver to the Administrative Agent pursuant to the Credit Agreement.

This Joinder may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

This Joinder is a “Loan Document.”

This Joinder, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

Each of the parties to this Joinder hereby agrees that Section 10.11 of the Credit Agreement is incorporated by reference herein, mutatis mutandis, and shall have the same force and effect with respect to this Joinder as if originally set forth herein.

THIS JOINDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

In the event any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

This Joinder may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed signature page to this Joinder by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Joinder. The words “execution,” “signed,” “signature,” and words of like import in this Joinder shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar applicable state laws based on the Uniform Electronic Transactions Act.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder as of the date first written above.

[NAME OF NEW TERM LENDER]

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

Maximum Amount of Additional Term Loans denominated in Dollars: $ _____________________

Maximum Amount of Additional Term Loans denominated in Euro: € _____________________

ORION ENGINEERED CARBONS GMBH as Borrower Representative

By:
Name: Dr. Christian Eggert
Title: Managing Director (Geschäftsführer)

By:
Name: Michael Reers
Title: Managing Director (Geschäftsführer)

Accepted:

GOLDMAN SACHS BANK USA,
as Administrative Agent

By:
Name:
Title: